Exhibit (i)(1)

December 22, 2021

Simplify Exchange Traded Funds

54 W 40th St.

New York, New York 10018

Re:	Simplify Exchange Traded Funds - File Nos. 333-238475 and 811-23570

Dear Sir/Madam:

A legal opinion (the “Legal Opinion”) that we prepared was filed with Post-Effective Amendment No. 27 under the Securities Act of 1933, as amended to the Simplify Exchange Traded Funds’ Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 30 (the “Amendment”) and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP
THOMPSON HINE LLP